Exhibit 3.3 - BY-LAWS OF EXABYTE CORPORATION


                             TABLE OF CONTENTS
                             -----------------
                                                                          Page
ARTICLE 1 - STOCKHOLDERS.....................................................4
   1.1   Place of Meetings...................................................4
   1.2   Annual Meeting......................................................4
   1.3   Special Meetings....................................................5
   1.4   Notice of Meetings..................................................5
   1.5   Voting List.........................................................5
   1.6   Quorum..............................................................5
   1.7   Adjournments........................................................6
   1.8   Voting and Proxies..................................................6
   1.9   Action at Meeting...................................................6
   1.10  Action Without Meeting..............................................6

ARTICLE 2 - DIRECTORS........................................................6
   2.1   General Powers......................................................6
   2.2   Number; Election and Qualification; Classes of Directors............6
   2.3   Enlargement of the Board............................................7
   2.4   Term of Office......................................................7
   2.5   Resignation.........................................................7
   2.6   Regular Meetings....................................................7
   2.7   Special Meetings....................................................8
   2.8   Notice of Special Meetings..........................................8
   2.9   Meetings by Telephone Conference Calls..............................8
   2.10  Quorum..............................................................8
   2.11  Action at Meeting...................................................8
   2.12  Action by Consent...................................................8
   2.13  Removal.............................................................8
   2.14  Committees..........................................................9
   2.15  Compensation of Directors...........................................9

ARTICLE 3 - OFFICERS.........................................................9
   3.1   Enumeration.........................................................9
   3.2   Election............................................................9
   3.3   Qualification.......................................................9
   3.4   Tenure..............................................................9
   3.5   Resignation and Removal............................................10
   3.6   Vacancies..........................................................10
   3.7   Chairman of the Board and Vice-Chairman of the Board...............10
   3.8   President..........................................................10
   3.9   Vice Presidents....................................................10
   3.10  Secretary and Assistant Secretaries................................10
   3.11  Treasurer and Assistant Treasurers.................................11
   3.12  Salaries...........................................................11

ARTICLE 4 - CAPITAL STOCK...................................................11
   4.1   Issuance of Stock..................................................11
   4.2   Certificates of Stock..............................................11
   4.3   Transfers..........................................................12
   4.4   Lost, Stolen or Destroyed Certificates.............................12
   4.5   Record Date........................................................12
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ARTICLE 5 - INDEMNIFICATION.................................................12
   5.1   Directors..........................................................12
   5.2   Officers, Employees and Other Agents...............................13
   5.3   Good Faith.........................................................13
   5.4   Expenses...........................................................13
   5.5   Enforcement........................................................13
   5.6   Non-Exclusivity of Rights..........................................14
   5.7   Survival of Rights.................................................14
   5.8   Insurance..........................................................14
   5.9   Amendments.........................................................14
   5.10  Saving Clause......................................................15
   5.11  Certain Definitions................................................15

ARTICLE 6 - RESTRICTIONS ON TRANSFER OF COMMON STOCK........................15
   6.1   Restrictions on Transfer...........................................15
   6.2   Notice and Offer...................................................15
   6.3   Effect of Failure to Purchase Shares and of Tender
            of Purchase Price; Prohibited Transfers.........................16
   6.4   Exceptions to Transfer Restrictions................................17
   6.5   Termination of Restrictions........................................17
   6.6   Stock Restriction Agreements.......................................17
   6.7   Restrictive Legend.................................................17
   6.8   Waiver.............................................................17

ARTICLE 7 - GENERAL PROVISIONS..............................................17
   7.1   Fiscal Year........................................................17
   7.2   Corporate Seal.....................................................17
   7.3   Waiver of Notice...................................................18
   7.4   Voting of Securities...............................................18
   7.5   Evidence of Authority..............................................18
   7.6   Certificate of Incorporation.......................................18
   7.7   Transactions with Interested Parties...............................18
   7.8   Severability.......................................................18
   7.9   Pronouns...........................................................19

ARTICLE 8 - AMENDMENTS......................................................19
   8.1   By the Board of Directors..........................................19
   8.3   By the Stockholders................................................19





















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ARTICLE 1 - STOCKHOLDERS

1.1   Place of Meetings

      All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the corporation.

1.2   Annual Meeting

      (a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

      (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.
To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days in advance of the date of the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder,
(iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the Securities and Exchange Act of 1934, as amended. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.


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      (c)   Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 1.2. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as director:
(A) the name, age, business address and residence address of such person,
(B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements of understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and
(ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 1.2. At the request of the board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and if he should so determine, he shall so declare at the meeting, and the defective nominations shall be disregarded.

1.3   Special Meetings

      (a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board, (ii) the President, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) and shall be held at such place, on such date, and at such time as they or he shall fix.

      (b) If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation.
No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these By-Laws, that a meeting will be held not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph (b) shall be construed as
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limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

1.4   Notice of Meetings

      Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

1.5   Voting List

      The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

1.6   Quorum

      Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

1.7   Adjournments

      Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting.
It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

1.8   Voting and Proxies

      Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by proxy granted in accordance with Delaware law and delivered to the Secretary of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

1.9   Action at Meeting

      When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

1.10   Action without Meeting

      (a) Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

      (b) Notwithstanding the foregoing, no such action by written consent may be taken following the effectiveness of the registration of any class of securities of the corporation under the Securities Exchange Act of 1934, as amended.

ARTICLE 2 - DIRECTORS

2.1   General Powers

      The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2   Number; Election and Qualification; Classes of Directors

      (a) The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the stockholders or the Board of Directors, but in no event shall be less than one. The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

      (b)   The Board of Directors shall be divided into three classes:
Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the annual meeting of stockholders in 1990; each initial director in Class II shall hold office until the annual meeting of stockholders in 1991; and each initial director in Class III shall hold office until the annual meeting of stockholders in 1992. Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

      (c) In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled either (i) by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of the corporation's capital stock; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the authorized Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successors shall have been elected and qualified.

2.3   Enlargement of the Board

      The number of directors may be increased at any time and from time to time by a majority of the directors then in office.

2.4   Term of Office

      If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-Laws. No reduction of the authorized number of Directors shall have the effect of removing any Director before the Director's term of office expires, unless such removal is made pursuant to the provisions of Section 2.4 hereof.

2.5   Resignation

      Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6   Regular Meetings

      Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

2.7   Special Meetings

      Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

2.8   Notice of Special Meetings

      Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by sending a telegram or telex, or delivering written notice by hand, to his last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.9   Meetings by Telephone Conference Calls

      Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.10   Quorum

      A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.11   Action at Meeting

      At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

2.12   Action by Consent

      Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

2.13   Removal

      Any director, or the entire Board of Directors, may be removed from office, (a) with cause by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Company's capital stock, voting together as a single class; or (b) without cause, by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Company's capital stock.

2.14   Committees

      The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

2.15   Compensation of Directors

      Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE 3 - OFFICERS

3.1   Enumeration

      The officers of the corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice-Chairman of the Board, and one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2   Election

      The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stock-holders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

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3.3   Qualification

      No officer need be a stockholder. Any two or more offices may be held by the same person.

3.4   Tenure

      Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

3.5   Resignation and Removal

      Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

      Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6   Vacancies

      The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

3.7   Chairman of the Board and Vice-Chairman of the Board

      The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors.
If the Board of Directors appoints a Vice-Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

3.8   President

      The President shall be the Chief Operating Officer of the corporation. Unless the Board of Directors has designated the Chairman of the Board as Chief Executive Officer, the President shall also be the Chief Executive Officer of the corporation. The President shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, if he is a director, at all meetings of the Board of Directors. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

3.9   Vice Presidents

      Any Vice President shall perform such duties and possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

3.10   Secretary and Assistant Secretaries

      The Secretary shall perform such duties and shall have such powers as the Board of Directors or the President may from time to time prescribe.
In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

      Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary, (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

      In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11   Treasurer and Assistant Treasurers

      The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

      The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer, (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.12   Salaries

      Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE 4 - CAPITAL STOCK

4.1   Issuance of Stock

      Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2   Certificates of Stock

      Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by, the Chairman or Vice-Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

      Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-Laws, applicable securities laws or any agreement among any number of shareholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

4.3   Transfers

      Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

4.4   Lost, Stolen or Destroyed Certificates

      The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.

4.5   Record Date

      The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stock-holders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5 - INDEMNIFICATION

5.1   Directors

      The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law; provided, however, that the corporation may limit the extent of such indemnifi-cation by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless
(a) such indemnification is expressly required to be made by law, (b) the proceeding was authorized by the Board of Directors of the corporation or
(c) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

5.2   Officers, Employees and Other Agents

      The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

5.3   Good Faith

      (a)   For purposes of any determination under this By-Law, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

      (i) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

      (ii) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person's professional competence; and

      (iii) with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such Committee's designated authority, which committee the director believes to merit confidence;

              so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

      (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

      (c) The provisions of this Section 5.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

5.4   Expenses

      The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this By-Law or otherwise.

      Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 5.5 of this By-Law, no advance shall be made by the corporation if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

5.5   Enforcement

      Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this By-Law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this By-Law to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety
(90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

5.6   Non-Exclusivity of Rights

      The rights conferred on any person by this By-Law shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

5.7   Survival of Rights

      The rights conferred on any person by this By-Law shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

5.8   Insurance

      To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this By-Law.

5.9   Amendments

      Any repeal or modification of this By-Law shall only be prospective and shall not affect the rights under this By-Law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

5.10   Saving Clause

      If this By-Law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this By-Law that shall not have been invalidated, or by any other applicable law.

5.11   Certain Definitions

      For the purposes of this By-Law, the following definitions shall apply:

      (a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

      (b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

      (c) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-Law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      (d) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

      (e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this By-Law.

ARTICLE 6 - RESTRICTIONS on TRANSFER of COMMON STOCK

6.1   Restrictions on Transfer

      No stockholder shall sell, pledge, transfer, donate, assign or otherwise dispose of (collectively "transfer"), whether voluntarily or by operation of law, any shares of Common Stock of the corporation held by such stockholder, or any beneficial interest therein, except as permitted by this Article 6.
The provisions of this Article 6 shall not apply to any shares of Preferred Stock of the corporation or any shares of Common Stock of the corporation issued upon the conversion of such Preferred Stock.

6.2   Notice and Offer

      (a) If any stockholder intends to transfer any shares of Common Stock of the corporation ("Shares"), he shall deliver to the corporation a written notice ("Notice") of his intention to transfer such Shares, setting forth in reasonable detail: (i) the proposed price, (ii) the identity of the proposed transferee, (iii) the other terms and conditions of the proposed transfer of such Shares, and (iv) an offer to sell such Shares to the corporation as provided in this Article 6. The stockholder intending to transfer such Shares is hereinafter referred to as the "Offering Stockholder" and the shares so offered are hereinafter referred to as the "Offered Shares".

      (b) The corporation shall have the right to accept the Offering Stock-holder's offer, in whole or in part, at any time during the 30-day period following its receipt of the Offering Stockholder's Notice. If the corporation fails to respond to such offer within such 30-day period, it shall be deemed to have rejected the offer. The corporation shall be entitled to purchase all or any of the Offered Shares from the Offering Stockholder at the same price and on the same terms and conditions as the Offering Stockholder proposes to transfer the Offered Shares to the proposed transferee identified in the Notice.

      (c) Unless the Offering Stockholder and the corporation otherwise agree, the closing of the purchase of the Offered Shares to be purchased by the corporation shall take place at the principal offices of the corporation at 10:00 a.m. on the tenth day after the expiration of the 30-day period referred to in subsection (b) above. At such closing, the Offering Stock-holder shall tender the Shares to be sold to the corporation, together with appropriate instruments of transfer endorsed to the corporation, and the corporation shall tender a bank check in the amount of the purchase price therefor.

      (d) If all of the Offered Shares offered by the Offering Stockholder are not purchased by the corporation pursuant to this Article 6, the remaining Offered Shares not purchased by the corporation may be transferred by the Offering Stockholder to the proposed transferee identified by the Offering Stockholder in his Notice on terms and conditions which are no more favorable to such transferee than the terms stated in such Notice, any time within a period of 120 days after the earlier of the rejection by the corporation of the Offering Stockholder's offer or the expiration of the 30-day period referred to in subsection (b) above. If any such Offered Shares are trans-ferred to the transferee named in the Offering Stockholder's Notice, provided in this Article 6, the restrictions on transfer contained in this Article 6 shall again be applicable to the Shares so acquired by such transferee, and such transferee shall not again transfer such Shares without first offering such Shares to the corporation in accordance with this Article 6.

6.3 Effect of Failure to Purchase Shares and of Tender of Purchase Price; Prohibited Transfers

      (a) Any portion of the Offered Shares which is not purchased by the corporation or by the proposed transferee pursuant to Section 6.2 above may be retained by the Offering Stockholder, but shall remain subject to the restrictions on transfer set forth herein and may not thereafter be transferred unless they are again offered to the corporation pursuant to this Article 6.

      (b) After tender to an Offering Stockholder of the purchase price of any Shares by the corporation in accordance with the provisions of this
Article 6, the corporation shall not pay any dividends to the Offering Stock-holder or permit it to exercise any privileges of a stockholder of the corporation with respect to such Shares, but shall treat the corporation as the owner of the Shares to the extent permitted by law.

      (c) If any transfer of Shares is made or attempted by a stockholder contrary to the terms of this Article 6, the corporation shall have the right to purchase the Shares from the transferee at any time before or after the transfer, at the price and on the terms established herein and, in such event, the transferee shall be bound by all the terms and provisions of this
Article 6. In addition to any other legal or equitable rights which it may have, the corporation may enforce its rights by specific performance to the extent permitted by law. The corporation may refuse for any purpose to recognize any transferee who receives Shares contrary to the provisions of this Article 6 as a stockholder of the corporation any may retain and/or recover all dividends on such Shares which were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

6.4   Exceptions to Transfer Restrictions

      Notwithstanding anything to the contrary in this Article 6, the restric-tions upon transfer set forth in this Article 6 shall not apply to any transfer of Shares by a stockholder to (i) such stockholder's heirs, executors, administrators or other personal representatives upon the death of such stockholder; (ii) the spouse, children or grandchildren of the stockholder of a trust or trusts for the benefit of such spouse, children or grandchildren, or (iii) if such stockholder is a partnership, any partner or partners of such partnership, provided that these restrictions on transfer shall continue to apply to any Shares received by any such permitted transferee and such permitted transferee shall not again transfer such Shares without first offering such Shares to the corporation in accordance with this Article 6 (except as otherwise provided in this Section 6.4).

6.5   Termination of Restrictions

      All restrictions contained in this Article 6 shall terminate in their entirety on (and shall not apply to any transfer of Shares in connection with) the earliest to occur of the following: (i) the merger or consolidation of the corporation with or into another corporation if the corporation is not the survivor of such merger or consolidation, or the sale of all or substantially all of the assets of the corporation, or (ii) the completion of the first underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933 resulting in at least $2,000,000 of gross proceeds to the corporation.

6.6   Stock Restriction Agreements

      Notwithstanding anything to the contrary herein, the restrictions contained in this Article 6 shall not apply to any sale of Shares by an employee of the corporation to the corporation pursuant to a Stock Restriction Agreement between the corporation and such employee, and the restrictions contained in any such Agreement are in addition to, and not in lieu of, any restrictions on transfer set forth in this Article 6.

6.7   Restrictive Legend

      Until the termination of the restrictions set forth in this Article 6, all certificates representing outstanding shares of Common Stock of the Corporation shall have affixed thereto a legend substantially in the following form:

      "The shares of stock represented by this certificate are subject to certain restrictions on transfer set forth in the By-Laws of the corporation, said By-Laws being available for inspection without charge at the offices of the Treasurer or the Company.

6.8   Waiver

      The restrictions on transfer set forth in this Article 6 may be waived in any particular instance or instances by a majority of the Board of Directors of the corporation.

ARTICLE 7 - GENERAL PROVISIONS

7.1   Fiscal Year

      Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

7.2   Corporate Seal

      The corporate seal shall be in such form as shall be approved by the Board of Directors.

7.3   Waiver of Notice

      Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

7.4   Voting of Securities

      Except as the directors may otherwise designate, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

7.5   Evidence of Authority

      A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

7.6   Certificate of Incorporation

      All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

7.7   Transactions with Interested Parties

      No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corpor-ation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

      (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

      (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

      (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

      Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

7.8   Severability

      Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

7.9   Pronouns

      All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE 8 - AMENDMENTS

8.1   By the Board of Directors

      These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

8.2   By the Stockholders

      These By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.